TERMINATION AGREEMENT


     This Termination Agreement (the "Agreement") is made and entered into as of June ____, 2005, by and between Kentex Petroleum, Inc., a Nevada corporation (the "Company"), and VidRev Technologies, Inc., a Florida corporation ("VidRev") (each a "Party," or collectively, the "Parties").

                            RECITALS

     A. On December 20, 2004, the Parties entered into an Agreement and Plan of Merger (the "Merger Agreement"), by which VidRev agreed to merge with and into the Company, with the Company being the surviving corporation (the "Merger").

     B. The Merger Agreement contains several pre-conditions to the closing of the Merger, with one such pre-condition being the Company's filing with the Securities and Exchange Commission (the "Commission") and obtaining effectiveness of a definitive Information Statement/Registration Statement on Form S-4 with respect to the sale and issuance of the Company's common stock in connection with the Merger.

     C. In a good faith effort to satisfy the above-referenced pre-condition, on January 3, 2005, the Company filed with the Commission a preliminary Information Statement/Registration Statement on Form S-4 (the "Form S-4").

     D. Article 6.1 of the Merger Agreement provides for termination thereof prior to closing if, among other things: (i) the Parties mutually agree, by consent of their Boards of Directors; or (ii) the Merger is not consummated by June 30, 2005.

     E. The Parties do not believe in good faith that the Company will be able to obtain effectiveness of the Form S-4 or that the Parties will be able to consummate the Merger by June 30, 2005, despite the best efforts of each Party.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Termination of Merger Agreement. Pursuant to Article 6.1 of the Merger Agreement, the Parties hereby mutually agree to terminate the Merger Agreement, effective as of the latest signature date hereof. Each Party further represents to the other that it has obtained the necessary consent of its Board of Directors authorizing such termination.

     2. Withdrawal of Registration Statements. As soon as practicable after the execution hereof, the Company shall withdraw both the above-referenced Information Statement/Registration Statement on Form S-4, as well as the Registration Statement on Form SB-2 that the Company filed with the Commission on January 26, 2005, in connection with the contemplated Merger.

     3. Expenses. Each Party shall pay all of the costs and expenses that it has incurred with respect to the negotiation, execution and delivery of this Agreement and the Merger Agreement and all related acts taken and documents prepared in connection therewith.

     4. Mutual Release. Each Party hereby releases the other Party and its directors and executive officers from any and all liability of any type or nature whatsoever related to or arising out of the Merger Agreement and the transactions contemplated thereby.

     5. Further Assurances. Each Party agrees to execute such additional documents and take such additional actions as may be necessary or desirable to achieve the complete termination of the Merger Agreement contemplated hereby.

     6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party, it being understood that all Parties need not sign the same counterpart.

     7. Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and is not intended to confer upon any other person any rights or remedies hereunder.

     8. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the Parties shall be governed by their respective jurisdictions of incorporation.

     10. Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     11. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly-authorized respective officers as of the date first written above.

                                   KENTEX PETROLEUM, INC., a Nevada
                                   corporation


                                   By: /s/ Sarah E. Jenson
                                       --------------------
                                      Sarah E. Jenson, President


                                   VIDREV TECHNOLOGIES, INC., a Florida
                                   corporation


                                   By: /s/ Errol M. Gerson
                                       --------------------
                                      Errol M. Gerson, President and
                                      Chief Operating Officer